Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-132237

PROSPECTUS SUPPLEMENT NO. 46

DATED SEPTEMBER 29, 2008

(To Prospectus Dated June 23, 2006)

ACCENTIA BIOPHARMACEUTICALS, INC.

4,605,016 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated June 23, 2006, of Accentia Biopharmaceuticals, Inc. (the “Company”) as supplemented by Supplement No. 45 thereto dated August 14, 2008, Supplement No. 44 thereto dated August 1, 2008, Supplement No. 43 thereto dated July 14, 2008, Supplement No. 42 thereto dated June 24, 2008, Supplement No. 41 thereto dated June 6, 2008, Supplement No. 40 thereto dated May 16, 2008, Supplement No. 39 thereto dated April 21, 2008, Supplement No. 38 thereto dated April 17, 2008, Supplement No. 37 thereto dated February 15, 2008, Supplement No. 36 thereto dated February 7, 2008, Supplement No. 35 thereto dated January 28, 2008, Supplement No. 34 thereto dated January 23, 2008, Supplement No. 33 thereto dated December 31, 2007, Supplement No. 32 thereto dated December 11, 2007, Supplement No. 31 thereto dated November 2, 2007, Supplement No. 30 thereto dated October 26, 2007, Supplement No. 29 thereto dated October 25, 2007, Supplement No. 28 thereto dated October 9, 2007, Supplement No. 27 thereto dated October 4, 2007, Supplement No. 26 thereto dated September 21, 2007, Supplement No. 25 thereto dated September 12, 2007, Supplement No. 24 thereto dated September 6, 2007, Supplement No. 23 thereto dated August 24, 2007, Supplement No. 22 thereto dated August 15, 2007, Supplement No. 21 thereto dated June 29, 2007, Supplement No. 20 thereto dated June 14, 2007, Supplement No. 19 thereto dated May 15, 2007, Supplement No. 18 thereto dated April 19, 2007, Supplement No. 17 thereto dated March 28, 2007, Supplement No. 16 thereto dated March 2, 2007, Supplement No. 15 thereto dated February 14, 2007*, Supplement No. 14 thereto dated January 29, 2007, Supplement No. 13 thereto dated January 19, 2007, Supplement No. 12 thereto dated December 29, 2006, Supplement No. 11 thereto dated December 14, 2006, Supplement No. 10 thereto dated November 15, 2006, Supplement No. 9 thereto dated November 6, 2006, Supplement No. 8 thereto dated November 3, 2006, Supplement No. 7 thereto dated October 20, 2006, Supplement No. 6 thereto dated October 2, 2006, Supplement No. 5 thereto dated September 26, 2006, Supplement No. 4 thereto dated September 12, 2006, Supplement No. 3 thereto dated August 29, 2006, Supplement No. 2 thereto dated August 24, 2006 and Supplement No. 1 thereto dated July 19, 2006. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement Nos. 1 through 45 thereto. The Prospectus relates to the public sale, from time to time, of up to 4,605,016 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplement Nos. 1 through 45.

This prospectus supplement includes the attached Form 8-K filed on September 26, 2008 by us with the Securities and Exchange Commission.

We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus dated June 23, 2006, as previously supplemented) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 29, 2008.

*	The prospectus supplement dated February 14, 2007 was misnumbered and should have been prospectus supplement no. 15.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Form 8-K filed on September 26, 2008 by Biovest International, Inc., a majority owned subsidiary of Accentia Biopharmaceuticals, Inc. (the “Company”) which Form 8-K is attached as Exhibit 99.1.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received notice from The NASDAQ Stock Market dated September 22, 2008, notifying the Company that it has fallen below the minimum market capitalization required for continued trading on the NASDAQ Capital Market. In order to demonstrate compliance with Rule 4310(c)(3)(B), the Company needs to maintain a minimum $35 million market value for at least 10 consecutive business days before October 22, 2008. This notice has no immediate effect on the listing of the Company, and the Company’s common stock will continue to trade on The NASDAQ Capital Market.

A copy of the press release announcing the notification from NASDAQ is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our SinuNase™ and BiovaxID® products and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of the Company’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: September 26, 2008

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form 8-K filed by Biovest International, Inc. on September 26, 2008 (File No. 000-11480)

99.2	Press Release dated September 26, 2008 titled: “Accentia Biopharmaceuticals Receives NASDAQ Notice”

4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 S. Hyde Park Ave., Suite 350

Tampa FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2008, Biovest International, Inc. (the “Company”) entered into definitive agreements with three investors related to a private placement of its 15% Secured Convertible Debentures (the “Debentures”). The definitive documents permit the company to place up to $5,000,000 in principal amount of its Debentures (the “Private Placement”). The Company has sold $1,150,000 in principal amount of its Debentures to three investors (the “Initial Tranche”). The Agreement and related agreements are attached as Exhibits to this Current Report on Form 8-K.

The Debentures are convertible into the Company’s common stock at $0.32 per share (the “Conversion Price”) and, provided certain conditions are satisfied, the Company may, at its option, redeem the Debentures for an amount equal to 110% of the then outstanding principal. Each purchaser of Debentures in the Private Placement has the right to elect to be repaid in one of the following methods: a) Commencing six months after closing, the Debentures will be amortized through twelve equal monthly payments; or b) A single lump-sum payment of all remaining outstanding principal and accrued interest shall be made on March 31, 2010. All principal amortization payments and monthly interest payments will be made in cash or the Company may elect to make the payments in shares of its common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of redemption amount unless the shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements. Any common stock delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date. The Company has the ability to make payment of interest with shares of the Company’s common stock if the conditions stated herein are not met, upon the consent of the holder of the Debenture, and in that event the common stock delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price in effect at the time of the amortization payment or (ii) 80% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date.

As a part of the Initial Tranche of the Private Placement, the Company issued Warrants to the purchasers of the Debentures giving them the right to purchase 1,796,875 shares of the Company’s common stock at an exercise price of $0.40 per share (the “Exercise Price”). The warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. Additionally, the Debentures issued in the Initial Tranche permit the holders to convert into 3,593,750 shares of the Company’s common stock

In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other securities convertible into the Company’s common stock, for an effective per share price less than the Conversion Price or in the instance of warrants the Exercise Price then in effect, the conversion price of all unconverted Debentures and the Exercise Price of all unexercised Warrants will be decreased to equal such lower price. The above-described adjustments to the Conversion Price and Exercise Price for future stock issuances by the Company will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Security Agreement under which the obligations pursuant to the Debentures and other transaction documents are secured by a second lien in the Company’s assets.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before November 3, 2008, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants, or the maximum portion of such issuable shares allowable pursuant to SEC Guidance, and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 150 days after filing if there is no SEC review of the registration statement, or 165 days after filing if there is an SEC review). The Company shall not be required to maintain the effectiveness, or file another Registration Statement pursuant to the Registration Rights Agreement with respect to any shares that are eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144.

On September 26, 2008, the Company agreed to issue to two of the Purchasers in the Private Placement (both of whom are affiliates of the Company) warrants to purchase a total of 625,000 shares of the Company’s common stock at an exercise price of $0.40 per share, vested immediately with a five-year term. These warrants were issued in consideration of the agreement of these Purchasers to extend the maturity date of their promissory notes certain existing promissory notes which had previously reached maturity. Copies of the warrants and related agreements are attached as Exhibits to this Current Report on Form 8-K.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: September 26, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, dated September 19, 2008, among Biovest International, Inc. (“Biovest”) and each of the purchasers of the Private Placement.

10.2	Form of Registration Rights Agreement, dated September 19, 2008, among Biovest and each of the purchasers of the Private Placement

10.3	Form of Secured Convertible Debenture among Biovest and each of the purchasers of the Private Placement.

10.4	Form of Security Agreement, dated September 19, 2008, among Biovest and each of the purchasers of the Private Placement.

10.5	Form of Common Stock Purchase Warrant

10.6	Form of Intellectual Property Security Agreement, dated September 19, 2008, among Biovest and each of the purchasers of the Private Placement.

10.7	Form of Subordination Agreement between Accentia Biopharmaceuticals, Inc. (“Accentia”) and Senior Lenders of Biovest dated September 19, 2008.

10.8	Form of Subordination Agreement between Accentia Biopharmaceuticals, Inc. (“Accentia”) and the purchasers of the Private Placement dated September 19, 2008.

10.9	Form of Subordination Agreement between the purchasers of the Private Placement and Senior Lenders of Biovest dated September 19, 2008.

10.10	Common Stock Warrant from Biovest to Ronald E. Osman dated September 26, 2008.

10.11	Common Stock Warrant from Biovest to Ronald E. Osman dated September 26, 2008.

10.12	Common Stock Warrant from Biovest to Francis E. O’Donnell, Jr. dated September 26, 2008.

EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 19, 2008, between Biovest International, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Statement” means the Closing Statement in the form Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ellenoff Grossman & Schole LLP, with offices located at 150 East 42nd Street, New York, NY 10017.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the 15% Secured Convertible Debentures due, subject to the terms therein, on March 31, 2010, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(f).

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to decrease the exercise, exchange or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 2.4(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 2.4(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 2.4(b).

“Material Permits” shall have the meaning ascribed to such term in Section 2.4(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 4.15.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 3.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 2.4(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit E attached hereto.

“Security Documents” shall mean the Security Agreement and any other documents and filing required thereunder in order to grant the Purchasers a security interest in the assets of the Company as provided in the Security Agreement, including all UCC-1 filing receipts.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 2.4(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange Company, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates claims and liens to the Senior Lender, the Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates claims and liens to the Purchasers’ Subordination Agreement whereby the Purchasers subordinate claims and liens to Senior Lenders, the Security Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer and Trust, the current transfer agent of the Company, with a mailing address of 10150 Mallard Creek Road, Suite 307, Charlotte, NC 28262 and a facsimile number of 718-765-8742, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $5,000,000 in principal amount of the Debentures. Each Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii) a Debenture with a Principal Amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Subscription Amount divided by the initial Conversion Price;

(v) the Security Agreement, duly executed by the Company, along with all of the Security Documents, duly executed by the parties thereto;

(vi) Registration Rights Agreement;

(vii) Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates claims and liens to the Senior Lender and the Debentures;

(viii) Subordination Agreement whereby the Purchasers subordinate claims and liens to Senior Lender; and

(ix) Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates claims and liens to the Purchasers.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii) the Security Agreement duly executed by such Purchaser;

(iv) Registration Rights Agreement;

(v) Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates claims and liens to the Senior Lender and the Debentures; and

(vi) Subordination Agreement whereby the Purchasers subordinate claims and liens to Senior Lender; and

(vii) Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates claims and liens to the Purchasers.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv) Subordination Agreement whereby Accentia Biopharmaceuticals, Inc. subordinates to the Senior Lender and the Debentures; and

(v) Subordination Agreement whereby the Purchasers subordinate to Senior Lender.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

REPRESENTATIONS AND WARRANTIES

2.4 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 2.4(a).

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation of the Transaction Documents to which it is a party of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 2.4(g), which Schedule 2.4(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. Other than those disclosed in the Company’s SEC filings, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has over the last five years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(l) Compliance. Neither the Company nor any Subsidiary: (i) has received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company. Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with which the Company is in compliance.

(o) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except for the trademark oppositions in Exhibit 2.4(o) neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company and listed on Exhibit 2.4(o) violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers will be required to have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the fiscal year ended September 30, 2008 (such date, the “Evaluation Date”). The Company was not required to present in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(s) Certain Fees. Except as set forth in Schedule 2.4(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.5 hereof.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(z) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(aa) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i)directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ff) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(gg) Form S-3 Eligibility. The Company is not eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

2.5 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE III.

OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 3.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement, Registration Rights Agreement and the remaining Transaction Documents.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement that would otherwise be applicable to a pledgor, the Registration Rights Agreement and the remaining Transaction Documents and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such Underlying Shares pursuant to Rule 144, (ii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of a Debenture is converted or Warrant is exercised at a time when such Underlying Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

3.3 Furnishing of Information; Public Information.

(a) If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate

Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

3.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the initial sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

3.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

3.6 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the fourth Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto.

3.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

3.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes; provided, however, that the Company shall not use any of the net proceeds to repay principal under the promissory notes between the Company and either Pulaski Bank or Southwest Bank of St Louis.

3.9 Indemnification of Purchasers. Subject to the provisions of this Section 3.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder or securityholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or (B) any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

3.10 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the next regular shareholders meeting.

3.11 The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market

3.12 Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period commencing with the date hereof and ending at such time the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 3.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 3.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

3.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE IV.

MISCELLANEOUS

4.1 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.3 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 51% of the outstanding Principal Amount of the Debentures or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.5 Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

(b) Each party hereto agrees and acknowledges that LV Administrative Services, Inc. (in its capacity as agent, the “Agent”) shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each assignment agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Valens Entity (as defined in the Debenture), the name and address of each assignee of each Valens Entity and the principal amount of, and stated interest on, the Debentures owing to each such Valens Entity and assignee of each such Valens Entity pursuant to the terms hereof and each assignment agreement. The right, title and interest of the Valens Entities and their assignees in and to such Debentures shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. The Purchasers and the Agent shall treat each person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof and under the Purchase Agreement as a Purchaser and owner of an interest in the Obligations hereunder and thereunder for all purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any Debenture. The Register shall be available for inspection by any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

4.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

4.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

4.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

4.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

4.15 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction

Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

4.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Purchasers but only Midsummer. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

4.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

4.18 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

4.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOVEST INTERNATIONAL, INC.		Address for Notice:
324 South Hyde Park Avenue
Suite 350
Tampa, Florida 33606
By:		Fax: 813-258-6912
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

With a copy to (which shall not constitute notice):
Samuel S. Duffey, Esq.
General Counsel
324 South Hyde Park Avenue, Suite 350
Tampa, Florida 33606

Acknowledged and Agreed With Respect to Section 4.5(b)

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Principal/Subscription Amount: $

Warrant Shares:

EIN Number:

[SIGNATURE PAGES CONTINUE]

33

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers in the aggregate shall purchase up to $5,000,000 of Debentures and Warrants from Biovest International, Inc., a Delaware corporation (the “Company”). All funds will be wired into an account maintained by the Company. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: September     , 2008

I. PURCHASE PRICE
Gross Proceeds to be Received	$
II. DISBURSEMENTS
$
$
$
$
$
Total Amount Disbursed:	$

WIRE INSTRUCTIONS:

To:

To:

Schedule 2.4(a)

Subsidiaries of Biovest International, Inc.

Subsidiaries shall mean (1):

Biovax, Inc., a Florida corporation

Biolender, LLC, a Delaware limited liability company

AutovaxID, Inc., a Florida corporation

Biolender II, LLC, a Delaware limited liability company

Indirect Subsidiaries shall mean:

None

Schedule 2.4(g)

Capitalization Chart

August 26, 2008

Shares Outstanding
Shares outstanding (1)	96,468,490
Employee Options(2)	9,113,462
Warrants	28,798,530
ABPI convertible debt (3)	35,937,500
Rosensweig Note (4)	882,353
Osman Note (5)	2,150,000

Fully Diluted	173,350,335

Shares authorized	300,000,000

(1)	The figure above includes 73.1M shares owned by Accentia Biopharmaceuticals, Inc. (“Accentia”). Under certain debt provisions, Accentia is obligated to grant, at the creditor’s option, 10M of these shares to Laurus Master Fund, Ltd at an exercise price of $0.01 per share, and 18M of these shares to the creditors of the Midsummer I financing at an exercise price of $0.50 per share.
(2)	The figure above includes only those options vested as of the date hereof. Unvested options as of August 26, 2008 total 363,334.
(3)	The intercompany demand notes are convertible, upon demand at $0.32 per share. The notes have anti-dilutive features and the conversion price is subject to adjustment should the Company issue any warrants below $0.32 per share (the new conversion price equaling that of any new issuance). The amount reflected above assumes conversion at $0.32 based on approximately $11.5M outstanding on the notes as of August 26, 2008.
(4)	The terms of the Rosensweig note state that upon maturity (September 10, 2008), $300,000 in BVTI common shares are to be issued at the lower of $1.10 per share or at a discount of 15% to the VWAP of BVTI common stock 60 days prior to maturity. The amount reflected above assumes conversion at $0.34 per share.
(5)	The amount reflected above assumes conversion of $1M principal plus accrued interest into BVTI common shares at $0.50 per share. Osman has the option to loan an additional $1M which may also be converted to BVTI common shares at $0.50 per share. As this option has not been exercised as of August 26, 2008, these shares are not included in the amounts reflected above.

Schedule 2.4(g) Continued	Total Shares Outstanding 96,468,490

Below is a list of Affiliates which includes Directors, Officers, and 5% shareholders.

Shares listed include stock owned as well as all outstanding options and warrants (vested and non-vested).

5% Stockholders	Number of Shares of Common Stock Beneficially Owned	% of Total Outstanding Shares
Accentia Biopharmaceuticals, Inc	73,115,818	75.79%
Laurus Master Fund Ltd	14,520,066	15.05%

Named Executive Officers and Directors
Osman, Ronald	7,335,262	7.60%
Arikian, Steve	2,529,545	2.62%
Pappas, Peter J.	2,152,545	2.23%
O’Donnell, Francis	175,000	0.18%
Weiss, Robert	405,000	0.42%
Scott, Jeffrey	275,000	0.29%
Mannino, Raphael	210,000	0.22%
Chapman, Chris	100,000	0.10%
Sitilides, John	381,636	0.40%
Pearce, Alan M.	1,010,082	1.05%

Schedule 2.4(g) Continued

Calculation of Beneficially Owned Shares
Issued Stock	All Outstanding Options	All Outstanding Warrants	Total
73,115,818	—	—	73,115,818
1,148,708	—	13,371,358	14,520,066
47,452	120,000	7,167,810	7,335,262
—	2,500,000	29,545	2,529,545
1,138,000	120,000	894,545	2,152,545
—	175,000	—	175,000
—	405,000	—	405,000
—	275,000	—	275,000
—	210,000	—	210,000
—	100,000	—	100,000
—	350,000	31,636	381,636
—	150,000	860,082	1,010,082

Schedule 2.4(o) – Biovest Trademark Oppositions

1. U.S. Trademark Application No. 78/449930 (BIOVEST) (Docket No. BVZ-722)

•	Opposition No. 91170460 By Biotest AG: Pending

2. U.S. Trademark Application No. 78/449968 (BIOVEST) (Docket No. BVZ-723)

•	Opposition No. 91170458 By Biotest AG: Pending

3. U.S. Trademark Application No. 78/449977 (BIOVEST) (Docket No. BVZ-724)

•	Opposition No. 91170461 By Biotest AG: Pending

Schedule 2.4(s) – Certain Fees

Maximum Group, LLC is entitled to 8.5% commission and 10% warrant coverage on investments in the 15% Secured Convertible Debentures introduced by Maxim.

EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 19, 2008, among Biovest International, Inc., a Delaware corporation (the “Company”) and the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agrees as follows:

1. Definitions

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 150th calendar day (if such day not a Business Day the following Business Day) following the date hereof (the 165th calendar day in the case of a review by the Commission of the initial Registration Statement); provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the 45th calendar day following the date hereof.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

1

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) all of the shares of Common Stock issuable upon conversion in full of the Debentures (assuming on the date of determination the Debentures are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issuable as interest on the Debentures assuming all permissible interest payments are made in shares of Common Stock and the Debentures are held until maturity, (c) all Warrant Shares (assuming on the date of determination the Warrants are exercised in full without regard to any exercise limitations therein), and (d) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that the Company shall not be required to maintain the effectiveness, or file another Registration Statement hereunder with respect to any Registrable Securities that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

2

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, policies, comments, requirements or requests of the Commission staff, whether or not specifically related to the Registration Statement or the transaction contemplated by the Purchase Agreement and (ii) the Securities Act.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

2. Registration

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least an 85% majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent (the “Effectiveness Period”). The Company shall submit a request for effectiveness of a Registration Statement as soon as practicable. The Company shall notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the effective date of such Registration Statement or as soon thereafter as is commercially reasonable, file a final Prospectus with the Commission as required by Rule 424. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(b), if any SEC Guidance or

3

comments sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement may be reduced by the Company in such a fashion as may be commercially reasonably to satisfy the guidance or comments In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment.

(b) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within ten Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review or as soon thereafter as is commercially reasonable, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing within a commercially reasonable time to comments made by the Commission in respect of such Registration Statement after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Initial Shares permitted to be included in the Registration Statement under SEC Guidance and comments is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all of the Initial Shares permitted to be included in the Registration Statement under SEC Guidance and comments included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12-month period, or (vii) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 as to the applicable Registrable Securities (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i), (iv), and (vi), the date on which such Event occurs, and for purpose of clause (ii) the date on which such ten Trading Day period is exceeded, and for purpose of clause (iii) the date which such 10 calendar day period is exceeded, and for purpose of clause (vi) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. Notwithstanding the forgoing in no event shall the Company be liable to

4

any Holder for liquidated damages in excess of 10% of the Principal Amount of the Debenture. The parties agree that the Company shall not be liable for liquidated damages under this Agreement with respect to any unexercised Warrants or Warrant Shares. In addition, liquidated damages under this Section 2(b) shall cease to accrue as to any Registrable Securities that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (it being understood that this sentence shall not relieve the Company of any liquidated damages accruing prior to the date such Registrable Securities are eligible for resale pursuant to Rule 144. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than two (2) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than two (2) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section. The Company shall not be obligated to pay liquidated damages in any circumstance where the event resulting in liquidated damages was caused wholly or in material part by any Holder’s response or delay or failure to respond as

5

herein provided. (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company), and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(b) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case

6

may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

(c) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement and such shares are not eligible for resale pursuant to Rule 144, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(e) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system need not be furnished in physical form.

(f) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(g) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to NASD Rule 2710, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

7

(h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or if such qualification would subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Holder, cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(k) Comply with all applicable rules and regulations of the Commission.

8

(l) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the BVTI Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of BVTI Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles,

9

notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue statement of a material fact required to be contained in a Registration Statement, any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the

10

extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or denied. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

11

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

12

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

13

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in writing and signed by the Company and the Holders of 51% or more of the then outstanding Principal Amount of the Debentures and such amendment, modification or supplement, and waiver or consent shall be binding and effective on all Registration Rights Agreements issued in connection with the 15% Secured Convertible Debentures due March 31, 2010 issued by the Company. The provisions of this subparagraph (f) may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

14

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(p) Entire Agreement. This document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this document.

********************

15

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

16

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

17

Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions entered into after the effective date of the registration statement of which this prospectus is a part, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

BIOVEST INTERNATIONAL, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”) of Biovest International, Inc., a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person(s) (which means a natural person(s) who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Schedule 6(b) to Registration Rights Agreement

Registration Rights

Pursuant to a Conversion Agreement, dated February 5, 2008, between the Company and Accentia Biopharmaceuticals, Inc. (“Accentia”), upon demand, the Company is obligated to file a registration statement to cover the conversion amounts of all underlying common stock shares that may be acquired by Accentia pursuant to the Conversion Agreement.

15. Registration Rights. Upon written demand by Accentia, Biovest agrees to file a Registration Statement with the U.S. Securities and Exchange Commission covering the common stock underlying this option to convert, which Registration Statement shall be filed within ninety (90) days of the date of receipt of such written demand.

In the event that Biovest plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of Biovest (“Registration Statement”), Biovest shall provide written notice to Accentia and Accentia shall have 30 days to require in writing that all shares of common stock underlying this Conversion Agreement be covered in the Registration Statement. Notwithstanding the foregoing, Biovest shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if Biovest reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect Biovest.

Piggyback Registration Rights.

Pursuant to a Registration Rights Agreement, dated March 30, 2006, between the Company and Laurus Master Fund, Ltd. (“Laurus”), the Company has granted the holder piggyback registration rights for the shares underlying Note and Warrant Purchase Agreement dated March 30, 2006.

(e) Piggy-Back Registrations. If at any time after the date hereof there is not an effective Registration Statement covering all of the Registrable Securities required to be covered hereunder and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholders) to such inclusion under such registration statement.

On April 26, 2006, the Company issued to Telesis CDE Corporation a warrant to purchase up to 1.2 million shares of the Company’s common stock at an exercise price of $1.30 vesting immediately and having a ten year term. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

“Piggy-Back Registration Right” shall mean the right to require Biovest International, Inc. to include the proportionate number of shares of the common stock underlying the Warrant to he covered by a Registration Statement filed by Biovest International, Inc. with the U.S. Securities and Exchange Commission as part of a registration statement covering shares of Biovest International, Lac owned by Accentia Biopharmaceuticals, Inc. The phrase the “proportionate number of the shares of common stock underlying the Warrant” shall mean the greater of: (i) 200,000 shares of Biovest common stock or (ii) the number of shares underlying the Warrant on the calculation date divided by the number of shares of Biovest common stock owned by Accentia. To the extent that Accentia has engaged an underwriter to underwrite or place its shares of Biovest (“Accentia Underwriting”) in connection with the registration of shares held by Accentia, Holder shall be permitted to participate in such Accentia Underwriting and in such instance Holder shall pay all sales commissions and discounts related to Holder’s shares but not other underwriting or placement costs or expenses. The Piggy-Back Registration Eight shall not give the Holder of the Warrant the right to require the shares underlying the Warrant to be covered by any registration statement filed by Biovest International, Lac. covering any shares other than share of common stock owned by Accentia Biopharmaceuticals, Inc.

On October 31, 2006, Accentia Biopharmaceuticals, Inc. (“Accentia”), the Company’s majority shareholder, issued to Laurus a warrant to purchase up to 10 million shares of the Company’s common stock owned by Accentia at an exercise price of $0.01 vesting immediately and having a seven year term. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

7. Registration Rights. The Holder has been granted certain piggy-back registration rights by the Company and Biovest. These registration rights are set forth in a Consent entered into by the Company, Biovest, certain other parties and Holder dated as of the date hereof, as the same may be amended, modified and/or supplemented from time to time.

On September 5, 2006, the Company issued to Pulaski Bank a warrant to purchase up to 66,667 shares of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a five year term; and

On July 5, 2007, the Company issued to Pulaski Bank a warrant to purchase up to 85,710 shares of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a five year term; and

On July 5, 2007, the Company issued to Pulaski Bank a warrant to purchase up to 67,282 shares of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a five year term; and

On July 21, 2007, the Company issued to Pulaski Bank a warrant to purchase up to 64,290 shares of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a five year term; and

On September 21, 2007, the Company issued to Pulaski Bank a warrant to purchase up to 45,218 shares of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a five year term.

The above-mentioned warrants to Pulaski Bank have been granted holder piggyback registration rights for the shares underlying these warrants by the Company.

In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect the Company.

On June 26, 2007 and April 9, 2008, the Company issued to Alan M. Pearce two warrants to purchase up to 109,090 and 240,000 shares, respectively, of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a five year term in consideration for ongoing guarantees. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

(d) In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

On September 11, 2007 and October 12, 2007, the Company issued to Ronald E. Osman, two warrants to purchase up to 909,090 and 2,727,270 shares, respectively, of the Company’s common stock at an exercise price of $1.10 vesting immediately and having a seven year term in consideration for certain loans to the Company. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect the Company.

On May 9, 2008 and June 12, 2008, the Company issued to Ronald E. Osman, four warrants to purchase up to 2,000,000 and 400,000 shares, respectively, of the Company’s common stock at an exercise price of $0.50 vesting immediately and having a seven year term in consideration for certain loans to the Company. The Company has granted the holder piggyback registration rights for the shares underlying this warrant.

In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect the Company.

Pursuant to a Subordinated Note Purchase Agreement, dated September 10, 2007, between the Company and Philip E. Rosensweig (“Rosensweig”), the Company has granted the holder piggyback registration rights for the shares underlying the Subordinated Note Purchase Agreement.

2.4 Registration Rights. The common stock issued in the Stock Payment shall have “piggy-back” registration rights, as follows: In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”) at any time after the Maturity Date, the Company shall provide written notice to Purchaser and Purchaser shall have 30 days to require in writing that all shares of common stock issued for the Stock Payment be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have the right full discretion to determine not to include the shares underlying the Stock Payment in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company, in which case the Company shall include the shares in the next appropriate Registration Statement filed by the Company.

Schedule 6(i) to Registration Rights Agreement

Biovest International (“BVTI”) has granted the following registration rights:

Names of Investors and/or other security holders have the right to cause the company to file a registration statement

(a)	Pulaski Bank and Trust.

(b)	Laurus Master Fund, Ltd.

The Agreement that gives them those rights

(a)	September 5, 2006 Warrant

(b)	March 31, 2006 Registration Rights Agreement

What securities are subject to those registration rights (including a description of the material terms of any derivative securities)?

(a) If BVTI plans to file a registration statement with the U.S. Securities and Exchange Commission covering shares of common stock of BVTI (“Registration Statement”), BVTI shall provide written notice to Pulaski and Pulaski shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, BVTI shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if BVTI reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely effect BVTI.

(b) BVTI is to register for public resale the shares of their common stock that may be issued to Laurus pursuant to warrant purchase agreement. BVTI is obligated to file a registration statement covering the resale of all shares that may be acquired by Laurus pursuant to the above-described warrant.

EXHIBIT 10.3

THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS DEBENTURE IS REGISTERED WITH LV ADMINISTRATIVE SERVICES, INC., AS AGENT, PURSUANT TO SECTION 4.5(b) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW). TRANSFER OF ALL OR ANY PORTION OF THIS DEBENTURE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION.

THE OBLIGATIONS OWED BY COMPANY TO HOLDER UNDER THIS DEBENTURE ARE SUBORDINATED IN RIGHT OF PAYMENT IN ACCORDANCE WITH THE SUBORDINATION AGREEMENT (AS DEFINED BELOW).

Original Issue Date: September 19, 2008

Original Conversion Price (subject to adjustment herein): $0.32

$

SECURED CONVERTIBLE DEBENTURE

DUE March 31, 2010

THIS 15% SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 15% Secured Convertible Debentures of Biovest International, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606, designated as its 15% Secured Convertible Debenture due March 31, 2010 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to                                          or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $             on March 31, 2010 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

1

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which

2

is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (e) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (f) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

3

“Interest Conversion Rate” means (a) in the event that there is an effective Registration Statement covering the Interest Conversion Shares or the Interest Conversion Shares may be sold without restriction, including volume restriction under Rule 144 of the Securities Act, 90% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (b) in the event that there is not an effective Registration Statement covering the common stock to be issued to the Holder, or the Interest Conversion Shares may not be sold without restriction, including volume restriction, under Rule 144 of the Securities Act, 80% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(f).

“Security Agreement” means that certain Security Agreement dated as of the date hereof by and among the holders of the Debentures and the Company.

“Monthly Conversion Period” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Conversion Price” shall have the meaning set forth in Section 6(b) hereof.

“Monthly Redemption” means the redemption of this Debenture pursuant to Section 6(b) hereof.

“Monthly Redemption Amount” means, as to a Monthly Redemption, $            , plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

“Monthly Redemption Date” means the 1st of each month, commencing immediately upon March 31, 2009, and terminating upon the full redemption of this Debenture.

“Monthly Redemption Notice” shall have the meaning set forth in Section 6(b) hereof.

“Florida Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

4

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Purchase Agreement” means the Securities Purchase Agreement, dated as the date hereof among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of all Conversion Shares and Interest Conversion Shares of the Holder, names the Holder as a “selling stockholder” therein, and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subordination Agreement” shall mean that certain Subordination Agreement dated as of the date hereof by and among Holder, the other Subordinated Lenders (as defined therein) and the Senior Lenders (as defined therein).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

5

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

(a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Debenture at the rate of 15% per annum, which interest shall be payable monthly in arrears beginning October 1, 2008, on the first Business Day of each succeeding month thereafter, on each Conversion Date (as to that Principal Amount then being converted), on each Optional Redemption Date (as to that Principal Amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (such shares of Common Stock issued to pay interest in accordance with the terms hereof, “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if: (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the period from the date that is 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) through and including the date such shares of Common Stock are actually issued to the Holder; (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below; and (iii) the shares of Common Stock to be issued pursuant to this Section 2(a) (A) shall be registered, (B) may be sold without restriction, including volume restriction under Rule 144 of the Securities Act or (C) Holder has consented, in writing, to the payment of interest in unregistered shares of Common Stock.

(b) Company’s Election to Pay Interest in Cash or Shares of Common Stock. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company, provided, however, (i) if the shares of Common Stock to be issued to pay interest hereunder are not registered or may not be sold without restriction, including volume restriction under Rule 144 of the Securities Act, the Holder must consent, in writing, to the payment of interest in unregistered shares of Common Stock and (ii) any such issuance of shares of Common

6

Stock is subject to the conversion limitations set forth in Section 4(c) hereof. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall timely file, if appropriate, a prospectus supplement pursuant to Rule 424 disclosing such election.

(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest Conversion Shares shall be delivered in accordance with Section 4(d)(ii) herein and, solely for purposes of the payment of interest in shares of Common Stock, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any Principal Amount converted to shares of Common Stock in accordance with the terms hereof, provided that the Company actually delivers the Conversion Shares issued to repay such Principal Amount within the time period required by Section 4(d)(ii) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). If at any time the Company pays to any holder of any Debenture (each such holder receiving all or a portion of interest in cash, a “Cash Interest Receiving Debenture Holder”) interest, or any portion thereof, in cash (the percentage of interest being paid in cash, the “Cash Percentage”), then the Company shall be required to pay each other holder of a Debenture interest owing to such holder in cash in accordance with such Cash Percentage, provided, however, no Cash Percentage limitation shall be applicable to any Cash Interest Receiving Debenture Holder in the event the Company is not permitted to pay interest to such holder in shares of Common Stock because one or more of the conditions to Conversion have not been met with respect to such Cash Interest Receiving Debenture Holder.

(d) Late Fees. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

(e) Prepayment. The Company may prepay this Debenture (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred ten percent (110%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Debenture, the Purchase Agreement or any other Transaction Document (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall

7

deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be thirty (30) business days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Debenture for which the Holder has previously delivered a Notice of Conversion or for conversions elected to be made by the Holder during the Redemption Period. The Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void. If any Debentures issued pursuant to the Purchase Agreement, in addition to this Debenture, are outstanding (collectively, the “Outstanding Debentures”) and the Company pursuant to this Section 2(e) elects to make an Optional Redemption, then the Company shall take the same action with respect to all Outstanding Debentures and make such payments to all holders of Outstanding Debentures on a pro rata basis based upon the Redemption Amount of each Outstanding Debenture. Notwithstanding anything to the contrary contained herein, the Company shall not exercise the Optional Redemption without the prior written consent of each Senior Lender (as defined in the Subordination Agreement).

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate Principal Amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. At any time until this Debenture is no longer outstanding, the outstanding Principal Amount under this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount of this Debenture to be converted and the date on which such conversion shall be

8

effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount of this Debenture may be less than the amount stated on the face hereof.

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.32, subject to adjustment herein (the “Conversion Price”).

(c) Conversion Limitations.

(i)

Notwithstanding anything herein to the contrary, with respect to                                          (“Valens” and together with all successors, assigns, subsidiaries and affiliates of Valens, collectively, the “Valens Entities”) in no event shall any portion of this Debenture be converted in excess of that portion of this Debenture upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such conversion, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon

9

written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) shall automatically become null and void (i) following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined herein), or (ii) upon receipt by the Holder of a Notice of Redemption and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Company of which the Holder or any of its Affiliates was, at any time, the owner, directly or indirectly is outstanding.

(ii)

With respect to each holder of a Debenture, other than the Valens Entities, the Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Principal Amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which Principal Amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of

10

Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which Principal Amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, within ten (10) days of the issuance of this Debenture and thereafter upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in

11

a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

(d) Mechanics of Conversion.

(i)	Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the amount to be converted by (y) the Conversion Price.

(ii)	Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Interest Payment Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares (if any) which, on or after the six month anniversary of the Original Issue Date shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least ten (10) Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the ten (10) Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Company). On or after the six month anniversary of the Original Issue Date the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(iii)

Failure to Deliver Certificates. If the Company fails to deliver the certificate(s) representing Conversion Shares to or as directed by the applicable Holder on or before the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event (A) with respect to a Notice of Conversion or Optional Redemption, the Company shall promptly return to the Holder any original

12

Debenture delivered to the Company and the Holder shall promptly return to the Company any certificates representing Conversion Shares unsuccessfully tendered, (B) with respect to Interest Conversion Shares, the Company shall, within three (3) Business Days of such written notice, pay to the Holder accrued and unpaid interest in immediately available funds and (C) if applicable, amounts required to be paid by Company to Holder pursuant to Section 4(d)(v) hereof.

(iv)	Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding Principal Amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained by a party not affiliated with the Company and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding Principal Amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares on or before the Share Delivery Date and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

13

(v)	Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a Principal Amount equal to the Principal Amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

(vi)	Reservation of Shares Issuable Upon Conversion and Payment of Interest. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of

14

Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding Principal Amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

(vii)	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

15

(b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than one (1) Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).

(c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good

16

faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall, in lieu of the conversion set forth herein, have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of a share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of a share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

17

(g) Notice to the Holder.

(i)	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)	Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

18

Section 6. Redemption and Forced Conversion.

(a) Optional Redemption at Election of Company. Notwithstanding anything to the contrary contained herein, including, without limitation Section 2(e) hereof, subject to the provisions of Section 4(c) and this Section 6(a) and provided that (i) 20 day VWAP exceeds $0.64 per share, (ii) the Equity Conditions are met for the period from the date that is 20 Trading Days immediately prior to the Optional Redemption Date through and including the date such shares of Common Stock are actually issued to Holder to redeem the Optional Redemption Amount and (iii) the shares of Common Stock to be issued pursuant to this Section 6(a) are registered, may be sold without restriction, including volume restrictions under Rule 144 of the Securities Act or the Holder has consented, in writing to accept unregistered shares of Common Stock, the Company may deliver a notice to the Holder written notice (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Date”) of its irrevocable election to redeem part or all of the then outstanding Principal Amount (such amount, the “Optional Redemption Amount”) of this Debenture for Common Stock valued at the Conversion Price (such redemption, the “Optional Redemption”). The Company shall redeem the Optional Redemption Amount by delivering shares of Common Stock, calculated and delivered in accordance with Section 4(d) hereof.

(b) Monthly Redemption. Commencing on March 31, 2009 and on each Monthly Redemption Date thereafter, the Company shall pay to Holder the Monthly Redemption Amount (the “Monthly Redemption”). The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash; provided, however, subject to the restrictions set forth herein, including, without limitation, Section 4(c) hereof, the Company may elect to issue Conversion Shares in lieu of such cash payment if (i) the Conversion Shares are not subject to any restriction on transfer and (ii) from the date the Holder receives the duly delivered Monthly Redemption Notice through and including the date the Holder receives certificate(s) representing the Conversion Shares, the Equity Conditions have been satisfied, unless the Holder has waived, in writing, such Equity Conditions. The Conversion Shares to be issued pursuant to this Section as payment of the Monthly Redemption Amount shall be based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 90% of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (the price calculated during the 20 Trading Day period immediately prior to the Monthly Redemption Date, the “Monthly Conversion Price” and such 20 Trading Day period, the “Monthly Conversion Period”). Notwithstanding anything herein to the contrary, the Holder may convert all or any outstanding obligations under the Debenture in accordance with Section 4(a) hereof. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any outstanding Principal Amount of this Debenture converted during a Monthly Conversion Period shall be first applied to the Monthly Redemption Amount payable in cash and due on the first Monthly Redemption Date occurring after such Monthly Conversion Period and then to the Monthly Redemption Amount payable in Conversion Shares and due on the first Monthly Redemption Date occurring after such Monthly Conversion Period. Any Principal Amount of this Debenture

19

converted during such Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last Principal Amount of this Debenture scheduled to be redeemed hereunder, in reverse order of maturity. The Company covenants and agrees that it will honor all Notices of Conversion tendered up until such amounts are paid in full.

(c) Redemption Procedure. The payment of cash or issuance of Common Stock, as applicable, pursuant to an Optional Redemption or a Monthly Redemption shall be payable on the Optional Redemption Date or Monthly Redemption Date. If any portion of the payment pursuant to an Optional Redemption or Monthly Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. The Holder may elect to convert the outstanding Principal Amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

(d) Alternative Lump-Sum Redemption at Option of Holder. Within ten (10) business days after the Original Issue Date, Holder shall have the right, at its sole and absolute discretion, to elect to receive a single Redemption payment of all outstanding principal and accrued interest due on this Debenture, which shall be due and payable on March 31, 2010 in lieu of the Monthly Redemptions provided under Section 6(b). Notwithstanding such election, Holder shall have the right to convert all or any portion of this Debenture in accordance with the terms herein, subject to all limitations on conversion set forth in this Debenture.

Section 7. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	The Company fails to pay, when due, (A) any installment of principal and/or (B) any installment of interest, any other amount due hereunder in accordance with the terms hereof or any of the other Obligations (as defined in the Security Agreement) and, with respect to clause (B), such failure shall continue for a period of three (3) Business Days following the date upon which such payment was due;

(ii)	the Company shall fail to observe or perform any covenant or any other agreement contained in the Debentures which failure, if subject to cure, continues for a period of ten (10) Business Days after the occurrence thereof;

(iii)	a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

20

(iv)	any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)	the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(vi)	the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii)	the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

(viii)	the Company shall fail for any reason to deliver certificates representing Conversion Shares to Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(ix)	any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

21

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding Principal Amount of this Debenture plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Mandatory Default Amount”). Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall be equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition to any other rights and remedies available to Holder under this Debenture, the other Transaction Documents and applicable law, the Holder may seek the appointment of a receiver.

Section 8. Miscellaneous

(a) Notices. Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. The Obligations rank pari passu.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the Principal Amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Debenture and/or any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New

22

York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

23

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(j) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a Principal Amount and interest rate equal to the Principal Amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(j) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

(k) Secured Obligation. The obligations of the Company under this Debenture are secured by certain assets of the Company pursuant to the Security Agreement.

(l) Waivers and Amendments. This Debenture and all Debentures issued pursuant to the Purchase Agreement may be modified or amended or the provisions hereof or thereof waived with the prior written consent of the Company and holders of 51% or more of the aggregate Principal Amount of all Debentures then outstanding.

(m) Successors and Assigns. This Debenture shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Debenture or any its rights or obligations hereunder without the prior written consent of each holder of the Debentures. Any holder of a Debenture may assign any or all of its rights under any Debenture to any Person, provided that such transferee agrees in writing to be bound by the provisions of the Transaction Documents.

*********************

(Signature Pages Follow)

24

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO
Facsimile No. for delivery of Notices: 813-258-6912

25

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 15% Secured Convertible Debenture due March 31, 2010 of Biovest International, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock     yes     no

If yes, $             of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

Schedule 1

CONVERSION SCHEDULE

The 15% Secured Convertible Debenture due on March 31, 2010 in the original Principal Amount of $             is issued by Biovest International, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

EXHIBIT 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 19, 2008 (this “Agreement”), is among Biovest International, Inc., a Delaware corporation (the “Company” or the “Debtor”) and the holders of the Company’s 15% Secured Convertible Debentures due March 31, 2010 in the original aggregate principal amount not to exceed $5,000,000 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, the Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, a security interest in the Collateral as hereinafter defined of such Debtor to secure the prompt payment, performance and discharge in full of, among other obligations, all of the Company’s obligations under the Debentures; and

WHEREAS, neither this Security Agreement nor the grant of a security interest hereunder shall be deemed to amend, modify, supplement, supercede and/or recharacterize any security interest and/or lien previously granted by the Company under other documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code of the State of New York (“UCC”) (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” shall mean all of Debtor’s right, title and interest in and to all of Debtor’s personal property and tangible and intangible property (in each case, wherever located and whether now owned or hereafter made, developed or acquired by Debtor): (a) all equipment, computer hardware, machinery, furniture, fixtures, vehicles, trucks, cars, and tangible personal property of Debtor, and all accessions and attachments to or relating to any of the foregoing; (b) all books, records, computer software and other property relating to or referring to any of the foregoing; (c) all trademarks, trademark applications, patent applications, copyrights, copyright applications, patents, trade secrets, know-how, trade names, trade styles, service marks, all other Intellectual Property (as herein defined) rights, all rights associated with the foregoing, and goodwill;

(d) all other property of the Debtor; (e) all guaranties or other agreements securing or relating to any of the items referred to in subparagraphs (a)-(d) above, or acquired for the purpose of securing and enforcing any of such items; (f) all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease or license by Debtor of its property; (g) all cash, cash equivalents, deposit accounts, inventory, goods, commercial tort claims, supporting obligations, investment property, letter of credit rights; (h) additions, accessions and substitutions to any of the foregoing; and (i) all proceeds and products of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

2

(c) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or owing to, of the Debtor to the Secured Parties under this Agreement, the Debentures, the Securities Purchase Agreement and all other documents, instruments and agreements entered into in connection with the transactions as contemplated hereby and thereby, as same maybe extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of and interest on the Debentures; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement or the Debentures; and (iii) all amounts (including but not limited to post-petition interest, fees, costs and charges) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(d) “Organizational Documents” means with respect to the Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(e) “Securities Purchase Agreement” means the agreement entered into on the date hereof between the Company and the holders of the Debentures contemplated hereby.

(f) “UCC” means the Uniform Commercial Code of the State of New York and/or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a continuing security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). The Security Interest is, by virtue of the Subordination Agreement entered into by Accentia Biopharmaceuticals, Inc on the date hereof (as the same may be amended, modified and/or supplemented from time to time), senior in priority to the security interest granted by the Company to Accentia Biopharmaceuticals, Inc. The Security Interest and lien granted hereby is subordinate to the first priority security interests listed in Exhibit A or Exhibit B hereto (“Existing Priority Liens”) and

3

is subject to the terms of that certain Subordination Agreement (as amended, modified, supplemented and/or restated from time to time) by and among the Secured Parties and the Senior Lenders (as defined therein). Nothing herein shall be deemed to amend, modify, supplement, supercede and/or recharacterize in any manner whatsoever the security interests and liens previously granted by the Company under other security agreements with the secured parties identified on Exhibit A all of which security agreements remain in full force and effect in accordance with their terms. The rights and interest of each of the Holders of the Debentures in the Security Interest and lien created hereby shall be pari passu.

3. [Reserved]

4. Representations, Warranties, Covenants and Agreements of the Debtors. Debtor represents and warrants to, and covenants and agrees with the Secured Parties as follows:

(a) The Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by the Debtor. This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against Debtor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtor has no place of business or office where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

Except for liens set forth on Exhibit A and Exhibit B attached hereto, the Debtor is the sole owner of the Collateral free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interests.

(c) No written claim has been received by the Debtor that any Collateral or the Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

4

(d) The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and the Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States).

(e) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, securing the payment and performance of the Obligations.

(f) The Debtor hereby authorizes the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(g) The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of the Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Debtor’s debt or otherwise) or other understanding to which the Debtor is a party or by which collateral is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of Debtor) necessary for Debtor to enter into and perform its obligations hereunder have been obtained.

(h) Debtor will not transfer, pledge, hypothecate, encumber, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Parties. Notwithstanding the foregoing, Debtor shall be entitled to conduct business in the normal course, including using cash and cash equivalents and entering into business relationships and agreements, including but not limited to license and marketing agreements relating to products and commercialization. Additionally, notwithstanding the foregoing, Debtor shall be entitled to incur indebtedness in an amount not to exceed the New Indebtedness Threshold (as defined herein) secured by new liens senior in priority to the liens created hereby in the Collateral (“New Priority Liens”). The term “New Indebtedness Threshold” shall mean an amount equal to the difference between: (a) the amount of the obligations secured by the Existing Priority Liens (at any time, the “Existing Priority Obligations”) as of the date hereof and (b) the amount of the Existing Priority Obligations as of the date on which such new indebtedness is incurred. Secured Parties hereby acknowledge and agree that the Security Interest in the Collateral granted to Secured Parties hereby shall be subordinated to any New Priority Liens, but only to the extent of the New Indebtedness Threshold. Notwithstanding the forgoing, any such new liens will require the consent of the holders of any continuing Existing Priority Liens in accordance with the security agreements pursuant to which the Company granted the Existing Priority Liens and all documents, instruments and agreements executed in connection therewith.

5

(i) Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(j) Debtor shall maintain with financially sound and reputable insurers, such insurance as is customarily maintained with respect to the Collateral and such other coverage as the Secured Parties shall reasonably require, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. In the event debtor fails to obtain insurance as required hereby, the Secured Parties may obtain such insurance and the cost thereof shall be promptly reimbursed to the Secured Parties and shall constitute Obligations. Secured Parties shall be named as additional insureds and lender loss payees under each such insurance policy.

(k) Debtor shall promptly execute and deliver to the Secured Parties such further security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time reasonably request to protect, preserve and/or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Debtor’s Intellectual Property.

(l) Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, provided that no such prior notice shall be required in the event any Secured Party believes such access is required to preserve or protect the Collateral or at any time following the occurrence of an Event of Default and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties from time to time.

(m) Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(n) Debtor shall promptly notify the Secured Parties in sufficient detail upon receiving notice of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially adversely affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

6

(o) Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing under the laws of the state of its organization and any rights and franchises material to its business.

(p) Debtor will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change.

(q) Debtor may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the prior written consent of the Secured Parties which consent shall not be unreasonably withheld, delayed or denied.

5. [Omitted].

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b) Any representation or warranty of Debtor in this Agreement and/or any document, instrument or agreement entered into in connection with the transaction contemplated hereby (collectively the “Documents”) shall prove to have been incorrect in any material respect when made; or

(c) The failure by Debtor to observe or perform any of its obligations hereunder for five (5) business days following the occurrence thereof.

7. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Debentures and the other Documents, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties, shall have the following rights and powers:

(i) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

7

(ii) Upon notice to the Debtors by Secured Parties, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Parties shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Secured Parties, to exercise in such Secured Parties’ discretion all voting rights pertaining thereto.

(iii) The Secured Parties shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral (except with respect to any license, subject to the terms of such license), at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such commercially reasonable terms and conditions, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Debtor or right of redemption of Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties, may, unless prohibited by applicable law which cannot be waived, or by the applicable license or agreement, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Debtor, which are hereby waived and released.

(iv) The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Parties, may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties, or its designee.

(vi) The Secured Parties may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Intellectual Property.

(b) The Secured Parties shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Parties may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sell any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, the Debtor

8

waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Partie’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

8. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

9. Costs and Expenses. Debtor agrees to pay all lien or judgement out-of-pocket fees, costs and expenses reasonably incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. Until so paid, all fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

10. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any other Documents, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a

9

Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all principal, interest, expenses and fees under the Debentures and all other Documents have been indefeasibly paid in full.

12. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

13. Miscellaneous.

(a) Notwithstanding anything to the contrary in this Agreement, the right of the Secured Parties, upon default, to effect any sublicense or assignment of any license is subject to the terms of such license. Nothing in this Agreement creates or permits any assignment of any “intent-to-use” trademark application. This agreement constitutes a Security Interest and lien in the Collateral and shall not be construed as a current assignment of ownership.

(b) No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures or other Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10

(c) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(d) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the transactions contemplated by the Debentures and other Documents and supersede all prior agreements and understandings, oral or written, solely with respect to such transactions, which the parties acknowledge have been merged into this Agreement, the other Documents and the exhibits and schedules hereto and thereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtor and the Secured Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Parties. Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound or by law is otherwise bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(h) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

11

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Debentures and the other Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York. Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) Nothing in this Agreement shall be construed to subject any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise.

(l) The provisions of this Agreement may be amended, or the provisions hereof waived, with the prior written consent of the Debtor and the Secured Parties holding 51% or more of the aggregate principal amount of all Debentures then outstanding.

12

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO
Facsimile No. for delivery of Notices: 813-258-6912

[SIGNATURE PAGE OF SECURED PARTIES]

13

Name of Investing Entity:

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

14

SCHEDULE A

Principal Place of Business of Debtors:

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Locations Where Collateral is Located or Stored:

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

8500 Evergreen Blvd NW

Minneapolis, Minnesota 55433

1701 B Macklind Avenue

St. Louis, Missouri 63110

15

EXHIBIT A

TO

SECURITY AGREEMENT

EXISTING PRIORITY LIENS

All of the Company’s assets are subject to first priority, perfected security interests in favor of LV Administrative Services, Inc., as agent (“Agent”), Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens US”), Valens Offshore SPV II, Corp. (“Valens Offshore”; and together with Agent, Laurus, Valens US and their respective successors, assigns and transferees, collectively the “Senior Creditors”) and certain affiliates, successors and assigns of the Senior Creditors from time to time by virtue of each of the following: (i) that certain Master Security Agreement dated as of March 31, 2006 between Laurus and the Company; (ii) that certain Intellectual Property Security Agreement dated as of March 31, 2006 between Laurus and the Company; (iii) that certain Master Security Agreement dated as of October 30, 2007 between Agent and the Company; (iv) that certain Master Security Agreement dated as of December 10, 2007 among Agent, the Company and certain subsidiaries of the Company; (v) that certain Reaffirmation and Ratification Agreement dated as of May 30, 2008 among Agent, Valens US, Valens Offshore, the Company and certain Subsidiaries of the Company; (vi) each UCC-1 financing statement filed by any of the Senior Creditors or any affiliate, successor and/or assign of any Senior Creditor against the Company, as Debtor, from time to time; and (vii) all other security agreements, mortgages or other documents and/or agreements creating any security interest or lien in favor of any Senior Creditor or any affiliate, successor and/or assign of any Senior Creditor. For the avoidance of doubt, any security interest created by this Security Agreement and any UCC-1 financing statement filed in connection with this Security Agreement in favor of any of the Senior Creditors shall not be an “Existing Priority Lien” as such term is defined in the Security Agreement.

16

EXHIBIT B

TO

SECURITY AGREEMENT

SECURITY INTERESTS AND LIENS PREVIOUSLY GRANTED

All of the Company’s assets are subject to a perfected security interest in favor of Accentia Biopharmaceuticals, Inc. (“Accentia”), its successors, assigns and transferees by virtue of (i) a General Security Agreement dated August 17, 2004 between Accentia and the Company, (ii) each UCC financing statement filed by Accentia, its successors, assigns and tranferees, from time to time and (iii) all other security agreements, mortgages or other documents and/or agreements creating any security interest or lien in favor of Accentia or any affiliates, successors or assigns of Accentia.

17

EXHIBIT 10.5

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

BIOVEST INTERNATIONAL, INC.

Warrant Shares:	Warrant No.
Initial Exercise Date:

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                                          (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the 5 year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Biovest International, Inc., a Delaware corporation (the “Company”), up to                      shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated September 19, 2008, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed

1

hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.40, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, this Warrant may be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP on the Trading Day immediately preceding the date of such election;

(B)	=	the Exercise Price of this Warrant, as adjusted; and

(X)	=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

2

d) Exercise Limitations.

Holder’s Restrictions. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement) and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Company of which the Holder or any of its Affiliates was, at any time, the owner, directly or indirectly is outstanding. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Holder’s Restrictions. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, within ten (10) days of the issuance of this Debenture and thereafter upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement) and (y) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company; provided, however, that, such written notice of waiver shall only be effective if delivered at a time when no indebtedness (including, without limitation, principal, interest, fees and charges) of the Company of which the Holder or any of its Affiliates was, at any time, the owner, directly or indirectly is outstanding. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3

e) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for Warrant Shares shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through the Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and the Warrant Shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(v) prior to the issuance of such shares, have been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

4

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5

b) Subsequent Equity Sales. If the Company at any time this Warrant is outstanding shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

6

d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

7

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

8

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable federal law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

9

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or otherwise eligible for unrestricted issuance pursuant to Rule 144, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement between the initial Holder and the Company.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

10

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder. Further, the provisions of this Warrant may be amended, or the provisions hereof waived, with the prior written consent of the Debtor and the Secured Parties holding 51% or more of the aggregate principal amount of all Debentures then outstanding.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Entire Agreement. This document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this document.

********************

(Signature Pages Follow)

11

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

12

NOTICE OF EXERCISE

TO:	BIOVEST INTERNATIONAL, INC.

(1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [            ] all of or [                    ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated:             ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of September 19, 2008, is made by Biovest International, Inc., a Delaware corporation (“Grantor”), in favor of the holders of the Grantor’s 15% Convertible Debentures due March 31, 2010 in the original aggregate principal amount not to exceed $5,000,000 (each as amended, modified, supplemented and/or restated from time to time, collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Debentures the Secured Parties provide or will provide certain financial accommodations to the Grantor; and

WHEREAS, Secured Parties are willing to purchase one or more Debentures, but only upon the condition, among others, that Grantor shall have executed and delivered to the Secured Parties, this Intellectual Property Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in that certain Security Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time) among the Grantor and Secured Parties.

2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of Grantor now or hereafter existing from time to time, Grantor hereby pledges and grants to Secured Parties a continuing first priority security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):

(a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;

(c) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule III hereto;

(d) all reissues, continuations or extensions of the foregoing;

(e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. This Intellectual Property Security Agreement is effective to create a valid and continuing lien in favor of the Secured Parties in all of Grantor’s Patents, Trademarks and Copyrights enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office, the United States Copyright Office and the filing of appropriate financing statements with the Secretary of State for the State of Delaware, all action necessary or desirable to protect and perfect Secured Parties’ lien on Grantor’s Patents, Trademarks and Copyrights shall have been duly taken.

4. COVENANTS. Grantor covenants and agrees with Secured Parties that from and after the date of this Intellectual Property Security Agreement and until the Termination Date:

(a) Grantor shall notify Secured Parties immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Secured Parties prior written notice thereof, and, upon request of any Secured Party, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to such Secured Party) to evidence Secured Party’s lien on such Patent, Trademark or Copyright, and the general intangibles of Grantor relating thereto or represented thereby.

(c) Unless an application or registration is not material to Grantor’s business as determined by Grantor in the exercise of its reasonable business judgment, Grantor shall take

2

all actions necessary or requested by any Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event that any of the Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Secured Parties promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions any Secured Party shall deem appropriate under the circumstances to protect such Intellectual Property Collateral.

5. SECURITY AGREEMENT. The security interests granted pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests granted to Secured Parties in connection with the transactions contemplated by that certain Securities Purchase Agreement dated as of the date hereof (as amended, modified, supplemented and/or restated from time to time, the “Purchase Agreement”). Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Purchase Agreements and the Transaction Documents referred to therein, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

6. REINSTATEMENT. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Purchase Agreement.

3

8. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 6 hereof, this Intellectual Property Security Agreement shall terminate upon the indefeasible payment in full in cash of the Obligations.

[Signatures appear on the following page.]

4

IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO

ACCEPTED and ACKNOWLEDGED by:

By:
Name:
Title:

Schedule I

A. Patents Issued

COUNTRY	TITLE	PATENT NO.	ISSUE DATE
U.S.	MULTI-BIOREACTOR HOLLOW FIBER CELL PROPOGATION SYSTEM AND METHOD	5,656,421	August 12, 1997

U.S.	BASKET-TYPE BIOREACTOR	5,998,184	December 7, 1999

U.S.	CELL CULTURE APPARATUS	5,416,022	May 16, 1995

U.S.	PRESSURE CONTROL SYSTEM FOR A BIOREACTOR	5,330,915	July 19, 1994

U.S.	METHOD OF CULTURING LEUKOCYTES	5,541,105	July 30, 1996

U.S.	IMMUNOTHERAPY PROTOCOL OF CULTURING LEUKOCYTES IN THE PRESENCE OF INTERLEUKIN-2 IN A HOLLOW FIBER CARTRIDGE	5,631,006	May 20, 1997

U.S.	MICRO HOLLOW FIBER BIOREACTOR	6,001,585	December 14, 1999

Schedule I

B. Patents Applications

Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device:

    PCT App. No. PCT/US07/12053, filed 5/21/07

Interface of a Cultureware Module in a Cell Culture System and Installation Method Thereof:

    PCT App. No. PCT/US07/12052, filed 5/21/07

Media Circulation System for a Cell Cultureware Module:

    PCT App. No. PCT/US07/12054, filed 5/21/07

Method and System for the Production of Cells and Cell Products and Application Thereof:

    PCT App. No. PCT/US07/12042, filed 5/21/07

Rotary Actuator Valve for a Cell Culture System:

    PCT App. No. PCT/US07/12051, filed 5/21/07

Method and Apparatus for Purification of a Protein:

    Provisional App. No. 61/049,692, filed May 1, 2008

Integraded System and Method for Growth and Maintenance of Cells and Collection and Purification of Cell Products:

    Provisional App. No. 61/049,702, filed May 1, 2008

Schedule I

C. Patents Licenses

Sublicense Agreement between Revimmune, LLC and Biovest International, Inc., effective January 16, 2008

License Agreement between Biovest International, Inc. and Autovaxid, Inc., effective December 8, 2006

Schedule II

A. Trademark Registrations

COUNTRY	TRADEMARK	REG. NO.	REG. DATE	RENEWAL DATE
U.S.	ACUSYST – MAXIMIZER	2379677	August 22, 2000

U.S.	ACUSYST – XCELL	2379695	August 22, 2000

EU	BIOVEST	4239422	January 13, 2005

U.S.	BIOVAXID	3112639	December 29, 2003

EU	BIOVAXID	3605698	April 26, 2005

Schedule II

B. Trademark Applications

COUNTRY	TRADEMARK	SERIAL NO.	FILE DATE
U.S.	BIOVEST	78449977	July 13, 2004
U.S.	BIOVEST	78449968	July 13, 2004
U.S.	BIOVEST	78449930	July 13, 2004
CA	BIOVAXID	1203189	January 12, 2004

Schedule II

C. Trademark Licenses

None.

Schedule III

A. Copyright Registrations

None.

Schedule III

B. Copyright Applications

None.

Schedule III

C. Copyright Licenses

None.

EXHIBIT 10.7

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 19th day of September 2008, by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Subordinated Lender”), and each of the parties which have executed this Agreement on the signature pages below as senior lenders (each, a “Senior Lender” and, collectively, the “Senior Lenders”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

BACKGROUND

WHEREAS, it is a condition to each Senior Lender’s agreement to continue to make investments in Biovest International, Inc., a Delaware corporation (the “Company”) pursuant to, and in accordance with, (i) that certain Securities Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Purchase Agreement”), among the Company and the Senior Lenders, and (ii) the Transaction Documents referred to in the Purchase Agreement, that the Subordinated Lender enter into this Agreement.

WHEREAS, the Subordinated Lender has made or will make loans to the Company.

NOW, THEREFORE, the Subordinated Lender and the Senior Lenders hereby agree as follows:

TERMS

1. All obligations of the Company and/or any of its Subsidiaries to any Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”. Any and all loans made by the Subordinated Lender to the Company and/or any of its Subsidiaries, together with all other obligations (whether monetary or otherwise) of the Company and/or any of its Subsidiaries to the Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”. It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Senior Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full.

3. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by the Company and/or any of its Subsidiaries to each Senior Lender in respect of the Senior Liabilities. No Senior Lender shall owe any duty to the Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including, without limitation, any marshalling of assets or protection of the rights or interests of the Subordinated Lender. The Senior Lenders shall have the exclusive right to manage, perform and enforce the underlying terms of the Purchase Agreements, the Transaction Documents and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of the Company and its Subsidiaries and to exercise and enforce its rights according to its discretion. The Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by any Senior Lenders in connection with any Senior Lender’s enforcement of its rights under the Security Agreements. Only the Senior Lenders shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of the Company or any of its Subsidiaries. As between each Senior Lender and the Subordinated Lender, the terms of this Agreement shall govern even if all or part of any Senior Lender’s liens are avoided, disallowed, set aside or otherwise invalidated.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be irrevocably paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable each Senior Lender to enforce its rights hereunder in any such action or proceeding, each Senior Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for the Subordinated Lender to make and present for and on behalf of the Subordinated Lender such proofs of claims against the Company and/or its Subsidiaries as the Senior Lenders may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, the Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in

2

connection with the enforcement of the Subordinated Lender’s rights and remedies against the Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then the Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Senior Lenders in precisely the form held by the Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by the Subordinated Lender as the property of the Senior Lender.

5. The Subordinated Lender will mark its/his books and records so as to clearly indicate that its/his respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. The Subordinated Lender will execute such further documents or instruments and take such further action as any Senior Lender may reasonably request from time to time to carry out the intent of this Agreement.

6. The Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. The Subordinated Lender will not, without the prior written consent of each of the Senior Lenders: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

8. Each Senior Lender may, from time to time, at its sole discretion and without notice to the Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Senior Lenders, may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable; provided, however, that, unless the Senior Lenders shall otherwise consent in writing, the Senior Lenders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lenders, as to those of the Senior Liabilities which the Senior Lenders have not assigned or transferred.

3

10. The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of the Subordinated Lender, or any noncompliance of the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which any Senior Lender may have or with which any Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of any other Senior Lender and the obligations of the Subordinated Lender under this Agreement.

11. No delay on the part of any Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lenders of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon any Senior Lender except as expressly set forth in a writing duly signed and delivered by each of the Senior Lenders. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against the Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to the Company and/or Subsidiary shall be deemed to apply to the Company and such Subsidiary as debtor-in-possession and to a trustee for the Company and/or such Subsidiary. If the Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to permit or provide post-Petition financing from any Senior Lender (or an affiliate or a third party satisfactory to the Senior Lenders) to the Company or any such Subsidiary under the Code, the Subordinated Lender agrees as follows: (1) adequate notice to the Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if the Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lenders) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by the Subordinated Lender to any such use of cash collateral or such post-Petition financing from any Senior Lender (or an affiliate of the Senior Lender).

13. This Agreement shall be binding upon the Subordinated Lender and upon the heirs, legal representatives, successors and assigns of the Subordinated Lender and the successors and assigns of the Subordinated Lender. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

4

14. So long as any of the Senior Liabilities shall remain outstanding, no Subordinated Lender shall permit any of the documents, instruments and/or agreements entered into in connection with the Junior Liabilities to be amended, modified or otherwise supplemented without the prior written consent of the Senior Lenders.

15. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Agreement on behalf of the Subordinated Lender agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

5

IN WITNESS WHEREOF, this Agreement has been made and delivered this 19th day of September 2008.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman & CEO

[Signatures Continued on Next Page]

SENIOR LENDER:

By:
Name:
Title:

[Signatures Continued on Next Page]

Acknowledged and Agreed to by:

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

EXHIBIT 10.8

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 19th day of September, 2008, by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Subordinated Lender”), and LV Administrative Services, Inc., a Delaware corporation, as agent (in such capacity, “Agent”) for itself and the Purchasers from time to time party to the Note Purchase Agreements referred to below (together with their affiliates, endorsees, transferees and assigns, each, a “Lender” and, together with the Agent, the “Senior Lenders”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Note Purchase Agreements referred to below.

BACKGROUND

WHEREAS, it is a condition to each Lender’s agreement to continue to make investments in Biovest International, Inc., a Delaware corporation (the “Company”) pursuant to, and in accordance with, (i) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Laurus Purchase Agreement”) by and between Laurus Master Fund, Ltd. (“Laurus”) and the Company, (ii) the Related Agreements referred to in the March 2006 Laurus Purchase Agreement, (iii) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and the Company, (iv) the Related Agreements referred to in the October 2007 Valens US Purchase Agreement, (v) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”) and the Company, (vi) the Related Agreements referred to in the October 2007 Valens Offshore Purchase Agreement, (vii) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and the Company, (viii) the Related Agreements referred to in the December 2007 Valens US Purchase Agreement, (ix) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore Purchase Agreement”; and together with the March 2006 Laurus Purchase Agreement, the October 2007 Valens US Purchase Agreement, the October 2007 Valens Offshore Purchase Agreement, the December 2007 Valens US Purchase Agreement and all other securities purchase and/or note purchase agreements entered into by Company in favor of one or more Senior Lenders, collectively, the “Note Purchase Agreements”) by and between Valens Offshore II and the Company, and (x) the Related Agreements referred to in the December 2007 Valens Offshore Purchase Agreement, that the Subordinated Lender enter into this Agreement. Please be advised that certain or all of the Note Purchase Agreements and Related Agreements have been assigned by Laurus, Valens US and/or Valens Offshore II to various subsidiaries and/or affiliates of Laurus, Valens US and/or Valens Offshore II.

WHEREAS, the Subordinated Lender has made or will make loans to the Company.

NOW, THEREFORE, the Subordinated Lender and the Senior Lenders and the Agent on behalf of Senior Lenders hereby agree as follows:

TERMS

1. All obligations of the Company and/or any of its Subsidiaries to any Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities”. Any and all loans made by the Subordinated Lender to the Company and/or any of its Subsidiaries, together with all other obligations (whether monetary or otherwise) of the Company and/or any of its Subsidiaries to the Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities”. It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Agent on its own behalf and on behalf of the Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full.

3. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by the Company and/or any of its Subsidiaries to each Senior Lender in respect of the Senior Liabilities. No Senior Lender shall owe any duty to the Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including, without limitation, any marshalling of assets or protection of the rights or interests of the Subordinated Lender. The Agent, on its own behalf and on behalf of the Lenders, shall have the exclusive right to manage, perform and enforce the underlying terms of the Note Purchase Agreements, the Related Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of the Company and its Subsidiaries and to exercise and enforce its rights according to its discretion. The Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by any Senior Lenders in connection with any Senior Lender’s enforcement of its rights under

2

the Security Agreements. Only the Agent, on its own behalf and on behalf of the Lenders, shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of the Company or any of its Subsidiaries. As between each Senior Lender and the Subordinated Lender, the terms of this Agreement shall govern even if all or part of any Senior Lender’s liens are avoided, disallowed, set aside or otherwise invalidated.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be irrevocably paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable each Senior Lender to enforce its rights hereunder in any such action or proceeding, each Senior Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for the Subordinated Lender to make and present for and on behalf of the Subordinated Lender such proofs of claims against the Company and/or its Subsidiaries as the Agent may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, the Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of the Subordinated Lender’s rights and remedies against the Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then the Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Agent in precisely the form held by the Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by the Subordinated Lender as the property of the Senior Lender.

5. The Subordinated Lender will mark its/his books and records so as to clearly indicate that its/his respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. The Subordinated Lender will execute such further documents or instruments and take such further action as the Agent may reasonably request from time to time to carry out the intent of this Agreement.

6. The Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. The Subordinated Lender will not, without the prior written consent of the Agent: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

3

8. The Agent, on its own behalf and on behalf of the Lenders, may, from time to time, at its sole discretion and without notice to the Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Agent, on its own behalf and on behalf of the Lenders, may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable; provided, however, that, unless the Agent on its own behalf and on behalf of the Lenders, shall otherwise consent in writing, the Senior Lenders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lenders, as to those of the Senior Liabilities which the Senior Lenders have not assigned or transferred.

10. The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of the Subordinated Lender, or any noncompliance of the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which any Senior Lender may have or with which any Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of any other Senior Lender and the obligations of the Subordinated Lender under this Agreement.

11. No delay on the part of any Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lenders of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon any Senior Lender except as expressly set forth in a writing duly signed and delivered by the Agent on it own behalf and on behalf of the Senior Lenders. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender under this Agreement.

4

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against the Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to the Company and/or Subsidiary shall be deemed to apply to the Company and such Subsidiary as debtor-in-possession and to a trustee for the Company and/or such Subsidiary. If the Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to permit or provide post-Petition financing from any Senior Lender (or an affiliate or a third party satisfactory to the Senior Lenders) to the Company or any such Subsidiary under the Code, the Subordinated Lender agrees as follows: (1) adequate notice to the Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if the Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lenders) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same; and (2) no objection will be raised by the Subordinated Lender to any such use of cash collateral or such post-Petition financing from any Senior Lender (or an affiliate of the Senior Lender).

13. This Agreement shall be binding upon the Subordinated Lender and upon the heirs, legal representatives, successors and assigns of the Subordinated Lender and the successors and assigns of the Subordinated Lender. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

14. So long as any of the Senior Liabilities shall remain outstanding, no Subordinated Lender shall permit any of the documents, instruments and/or agreements entered into in connection with the Junior Liabilities to be amended, modified or otherwise supplemented without the prior written consent of the Agent.

15. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Agreement on behalf of the Subordinated Lender agree to submit to the jurisdiction of such courts and waive

5

trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

6

IN WITNESS WHEREOF, this Agreement has been made and delivered this 19th day of September, 2008.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman & CEO

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its
investment manager

By:
Name:
Title:

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its
investment manager

By:
Name:
Title:

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its
investment manager

By:
Name:
Title:

LV ADMINISTRATIVE SERVICES, INC.,
individually and as Agent

By:
Name:
Title:

Acknowledged and Agreed to by:

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

8

EXHIBIT 10.9

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 19th day of September, 2008, by and among each of the parties which have executed this Agreement on the signature pages below as subordinated lenders (the “Subordinated Lenders” and each, a “Subordinated Lender”), and LV Administrative Services, Inc., a Delaware corporation, as agent (in such capacity, “Agent”) for itself and the Purchasers from time to time party to the Note Purchase Agreements referred to below (together with their affiliates, endorsees, transferees and assigns, each, a “Lender” and, together with the Agent, the “Senior Lenders”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Note Purchase Agreements referred to below.

BACKGROUND

WHEREAS, it is a condition to each Lender’s agreement to continue to make investments in Biovest International, Inc., a Delaware corporation (the “Company”) pursuant to, and in accordance with, (i) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Laurus Purchase Agreement”) by and between Laurus Master Fund, Ltd. (“Laurus”) and the Company, (ii) the Related Agreements referred to in the March 2006 Laurus Purchase Agreement, (iii) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and the Company, (iv) the Related Agreements referred to in the October 2007 Valens US Purchase Agreement, (v) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”) and the Company, (vi) the Related Agreements referred to in the October 2007 Valens Offshore Purchase Agreement, (vii) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and the Company, (viii) the Related Agreements referred to in the December 2007 Valens US Purchase Agreement, (ix) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore Purchase Agreement”; and together with the March 2006 Laurus Purchase Agreement, the October 2007 Valens US Purchase Agreement, the October 2007 Valens Offshore Purchase Agreement, the December 2007 Valens US Purchase Agreement and all other securities purchase and/or note purchase agreements entered into by Company in favor of one or more Senior Lenders, collectively, the “Note Purchase Agreements”) by and between Valens Offshore II and the Company, and (x) the Related Agreements referred to in the December 2007 Valens Offshore Purchase Agreement, that the Subordinated Lenders enter into this Agreement. Please be advised that certain or all of the Note Purchase Agreements and Related Agreements have been assigned by Laurus, Valens US and/or Valens Offshore II to various subsidiaries and/or affiliates of Laurus, Valens US and/or Valens Offshore II.

WHEREAS, the Subordinated Lenders have made or will make loans to the Company.

NOW, THEREFORE, each Subordinated Lender and the Senior Lenders and the Agent on behalf of Senior Lenders hereby agree as follows:

TERMS

1. All obligations of the Company and/or any of its Subsidiaries to any Senior Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due, other than obligations to any Senior Lender created, arising or evidenced by the Subordinated Lender Documents, are referred to as “Senior Liabilities”. Any and all loans made by the Subordinated Lenders to the Company and/or any of its Subsidiaries, together with all other obligations (whether monetary or otherwise) of the Company and/or any of its Subsidiaries to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), created, arising or evidenced, under and in connection with (i) that certain Securities Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Junior Purchase Agreement”), among the Company and Purchasers under and as defined in the Junior Purchase Agreement (the “Junior Purchasers”), (ii) those certain Secured Convertible Debentures dated as of the date hereof by the Company in favor of each of the Junior Purchasers in the aggregate principal amount of $5,000,000 (the “Junior Notes”), and (iii) that certain Security Agreement dated as of the date hereof among the Company and the Junior Purchasers (the “Junior Security Agreement”; and together with the Junior Purchase Agreement, the Junior Notes, the Transaction Documents (as defined in the Junior Purchase Agreement), and all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby, collectively, the “Subordinated Lender Documents”), are referred to as “Junior Liabilities”. It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Senior Lender, as against the Company, its Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Agent on its own behalf and on behalf of the Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in the Note Purchase Agreements or any Related Agreement) has occurred and is continuing at the time of any such payment or after giving effect to such payment, (ii) the Company shall have provided to Agent written evidence, in form and substance satisfactory to Agent, that the Company has, on the date of any such payment, after giving effect to such payment, cash or cash equivalents on hand in an amount

2

equal to not less than three (3) months scheduled principal and interest payments to be due and payable to the Senior Lenders over the immediately following three (3) month period in respect of the Senior Liabilities, as determined by Agent in its sole discretion, and (iii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.

3. Each Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of the Company and/or any of its Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by the Company and/or any of its Subsidiaries to each Senior Lender in respect of the Senior Liabilities. No Senior Lender shall owe any duty to any Subordinated Lender as a result of or in connection with any Subordinated Lender Liens, including, without limitation, any marshalling of assets or protection of the rights or interests of any Subordinated Lender. The Agent, on its own behalf and on behalf of the Lenders, shall have the exclusive right to manage, perform and enforce the underlying terms of the Note Purchase Agreements, the Related Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of the Company and its Subsidiaries and to exercise and enforce its rights according to its discretion. Each Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by any Senior Lenders in connection with any Senior Lender’s enforcement of its rights under the Security Agreements. Only the Agent, on its own behalf and on behalf of the Lenders, shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of the Company or any of its Subsidiaries. As between each Senior Lender and each Subordinated Lender, the terms of this Agreement shall govern even if all or part of any Senior Lender’s liens are avoided, disallowed, set aside or otherwise invalidated.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be irrevocably paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable each Senior Lender to enforce its rights hereunder in any such action or proceeding, each Senior Lender is hereby irrevocably authorized and empowered in its discretion as attorney in fact for each Subordinated Lender to make and present for and on behalf of such Subordinated Lender such proofs of claims against the Company and/or its Subsidiaries as the Agent may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, any Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of such Subordinated Lender’s rights and remedies against the Company and/or any of its Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then such Subordinated Lender shall forthwith deliver, or cause to be delivered, the

3

same to the Agent in precisely the form held by such Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Subordinated Lender as the property of the Senior Lender.

5. Each Subordinated Lender will mark its/his books and records so as to clearly indicate that its/his respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as the Agent may reasonably request from time to time to carry out the intent of this Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. No Subordinated Lender will without the prior written consent of the Agent: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization, or insolvency proceedings with respect to the Company and/or any of its Subsidiaries.

8. The Agent, on its own behalf and on behalf of the Lenders, may, from time to time, at its sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Agent, on its own behalf and on behalf of the Lenders, may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender, as applicable; provided, however, that, unless the Agent on its own behalf and on behalf of the Lenders, shall otherwise consent in writing, the Senior Lenders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lenders, as to those of the Senior Liabilities which the Senior Lenders have not assigned or transferred.

4

10. The Senior Lenders shall not be prejudiced in their rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which any Senior Lender may have or with which any Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of any other Senior Lender and the obligations of any Subordinated Lender under this Agreement.

11. No delay on the part of any Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lenders of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon any Senior Lender except as expressly set forth in a writing duly signed and delivered by the Agent on it own behalf and on behalf of the Senior Lenders. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of any Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of any Subordinated Lender under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against the Company and/or any of its Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to the Company and/or Subsidiary shall be deemed to apply to the Company and such Subsidiary as debtor-in-possession and to a trustee for the Company and/or such Subsidiary. If the Company or any of its Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lenders shall desire to permit the use of cash collateral or to permit or provide post-Petition financing from any Senior Lender (or an affiliate or a third party satisfactory to the Senior Lenders) to the Company or any such Subsidiary under the Code, each Subordinated Lender agrees as follows: (1) adequate notice to such Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if such Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lenders) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by any Subordinated Lender to any such use of cash collateral or such post-Petition financing from any Senior Lender (or an affiliate of the Senior Lender).

13. This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of any Subordinated Lender. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

5

14. So long as any of the Senior Liabilities shall remain outstanding, no Subordinated Lender shall permit any of the Subordinated Lender Documents to be amended, modified or otherwise supplemented without the prior written consent of the Agent.

15. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE SENIOR LENDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Agreement on behalf of the Subordinated Lenders agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

16. Notwithstanding anything to the contrary stated in any UCC-1 filed in connection with the loans set forth in the Subordinated Lender Documents or any provision of the applicable UCC, Subordinated Lenders hereby agree that all Liens granted to Subordinated Lenders in connection with the Subordinated Lender Documents shall have equal priority, and shall be treated as pari passu liens, without regard to the timing or order of the filing of any UCC-1 memorializing the Liens in favor of any or all of the Subordinated Lenders.

[signature page follows]

6

IN WITNESS WHEREOF, this Agreement has been made and delivered this 19th day of September, 2008.

SUBORDINATED LENDER:

By:
Name:
Title:

[Signatures Continued on Next Page]

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its
investment manager

By:
Name:
Title:

[Signatures Continued on Next Page]

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its
investment manager

By:
Name:
Title:

[Signatures Continued on Next Page]

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its
investment manager

By:
Name:
Title:

[Signatures Continued on Next Page]

LV ADMINISTRATIVE SERVICES, INC.,
individually and as Agent

By:
Name:
Title:

[Signatures Continued on Next Page]

Acknowledged and Agreed to by:

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

Exhibit 10.10

WARRANT

Dated as of September 26, 2008

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-4191	Warrant to Purchase up to 375,000
Shares of Common Stock
375,000 shares at $0.40 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after September 25, 2013

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, specifically but without limitation in consideration of forbearance in exercising his rights and/or instituting efforts at collection pursuant to an existing Promissory Note dated September 11, 2007 pending negotiations regarding the restructure of that Promissory Note, Ronald E. Osman (including any transferee, the “Holder”), are entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on September 26, 2008 (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on September 25, 2013 (the “Expiration Date”) up to 375,000 shares of Common Stock at an exercise price per share of $0.40 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a forbearance arrangement between the Holder and the Company.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date of issue, September 12, 2008 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

(d) In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

(e) The Holder represents that he/she is an “Accredited Investor” as defined in the Act.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                          Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

1	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit 10.11

WARRANT

Dated as of September 26, 2008

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-4190	Warrant to Purchase up to 125,000
Shares of Common Stock
125,000 shares at $0.40 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after September 25, 2013

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, specifically but without limitation in consideration of forbearance in exercising his rights and/or instituting efforts at collection pursuant to an existing Promissory Note dated September 11, 2007 pending negotiations regarding the restructure of that Promissory Note, Ronald E. Osman (including any transferee, the “Holder”), are entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on September 26, 2008 (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on September 25, 2013 (the “Expiration Date”) up to 125,000 shares of Common Stock at an exercise price per share of $0.40 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a forbearance arrangement between the Holder and the Company.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date of issue, September 12, 2008 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

(d) In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

(e) The Holder represents that he/she is an “Accredited Investor” as defined in the Act.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                          Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

1	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit 10.12

WARRANT

Dated as of September 26, 2008

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

W-4192	Warrant to Purchase up to 125,000
Shares of Common Stock
125,000 shares at $0.40 per share

BIOVEST INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after September 22, 2013

BIOVEST INTERNATIONAL, INC. (the “Company”), a Delaware corporation, hereby certifies that for value received, specifically but without limitation in consideration of forbearance in exercising his rights and/or instituting efforts at collection pursuant to an existing Promissory Note dated September 11, 2007 pending negotiations regarding the restructure of that Promissory Note, Kathleen M. O’Donnell, Trustee, Irrevocable Trust #1 FBO Francis E. O’Donnell, Jr. (including any transferee, the “Holder”), are entitled to purchase, subject to the terms and conditions hereinafter set forth, at any time or from time to time beginning on September 26, 2008 (the “Exercise Date”) and ending prior to 5:00 P.M., New York City time, on September 25, 2013 (the “Expiration Date”) up to 125,000 shares of Common Stock at an exercise price per share of $0.40 per share subject to adjustment as provided herein (the “Purchase Price”).

This Warrant is issued in connection with a forbearance arrangement between the Holder and the Company.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

“Common Stock” means the common stock, no par value, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(b).

“Exercise Date” has the meaning ascribed to such term in Subsection 2(c).

“Expiration Date” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Issued Warrant Shares” means any shares of Common Stock issued upon exercise of the Warrant.

“NASDAQ” shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 6(c).

2. Exercise of Warrant

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date of issue, September 12, 2008 and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

(b) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

(c) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Determination of Current Market Price. The Current Market Price per share of Common Stock on any date shall be deemed to be the Closing Price per share of Common Stock on the day immediately preceding the date of determination. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(c) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than 5%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of 5% per share or more.

(d) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsection 3(a) this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(d) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

5. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

6. Restrictions on Transfer.

(a) The Holder acknowledges that the Warrant and the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. The Holder further acknowledges that the certificates representing the Issued Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT, OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

(d) In the event that the Company plans to file a registration statement with the U. S. Securities and Exchange Commission covering shares of common stock of the Company (“Registration Statement”), the Company shall provide written notice to Holder and Holder shall have 30 days to require in writing that all shares of common stock underlying the Warrant, to the extent vested, be covered in the Registration Statement. Notwithstanding the foregoing, the Company shall have full discretion to determine not to include the shares underlying the warrant in any registration statement if the Company reasonably determines that such registration may adversely effect the registration statement, the offering described in the registration statement or otherwise adversely affect the Company.

(e) The Holder represents that he/she is an “Accredited Investor” as defined in the Act.

7. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

8. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

9. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such State.

11. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Title:	Chief Financial Officer

Exhibit A to Common
Stock Purchase Warrant

[FORM OF]

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase              shares of Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. (the “Company”) and hereby makes payment of $             therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

[1]	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Common
Stock Purchase Warrant

[FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, no par value (“Common Stock”), of BIOVEST INTERNATIONAL, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                          Attorney to make such transfer on the books of BIOVEST INTERNATIONAL, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:	[NAME OF HOLDER1]

By:
Name:
Title:

1	Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit 99.2

Accentia Biopharmaceuticals Receives NASDAQ Notice

TAMPA, FLORIDA - September 26, 2008 - Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) announced today that it received notice from the NASDAQ Stock Market dated September 22, 2008, notifying the Company that it has fallen below the minimum market capitalization required by the NASDAQ Capital Market. In order to demonstrate compliance with Rule 4310(c)(3)(B), Accentia needs to maintain a minimum $35 million market value for at least 10 consecutive days before October 22, 2008. If the Company does not regain compliance by October 22, 2008, the NASDAQ staff will notify the Company of its non-compliance. In that event and at that time, the Company may appeal NASDAQ’s delisting determination to a NASDAQ Listing Qualifications Panel. This notification has no effect on the listing of Accentia’s common stock at this time.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. (Nasdaq: ABPI) is committed to building significant value for its stockholders through the commercialization of patent-protected disruptive healthcare technologies designed to be positioned as leading products for the treatment of a broad range of chronic, debilitating and life-threatening diseases including respiratory, autoimmune and cancer indications. The Company generated more than $18 million in revenues in fiscal-year 2007, primarily based on sales of its marketed specialty pharmaceutical products and its analytical consulting business serving biopharmaceutical clients.

Accentia is advancing a portfolio of potential blockbuster drug candidates which target multi-billion dollar market opportunities. These late-stage products include: BiovaxID®, a novel anti-idiotype cancer vaccine for the treatment of B-cell malignancies including indolent follicular non-Hodgkin’s lymphoma; Revimmune™, a novel ultra-high-dose formulation of a previously approved chemotherapeutic agent expected to show utility in the treatment of up to 80 autoimmune diseases, with an initial focus on multiple sclerosis; and SinuNase™, a novel formulation of a previously approved anti-fungal for the topical, intranasal treatment of chronic sinusitis.

Accentia’s interest in BiovaxID is based on its majority ownership stake in Biovest International, Inc. (OTCBB: BVTI), and Accentia also maintains a royalty interest in Biovest’s biologic products. Accentia is a portfolio company of the Hopkins Capital Group.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contacts:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, SinuNase™, BiovaxID®, AutovaxID™, SinuTest™ and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.